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                                                                    EXHIBIT 4.13

                     BERKSHIRE HATHAWAY FINANCE CORPORATION

                                OFFER TO EXCHANGE

        $400,000,000 PRINCIPAL AMOUNT OF ITS 5.10% SENIOR NOTES DUE 2014
             UNCONDITIONALLY GUARANTEED BY BERKSHIRE HATHAWAY INC.,
                           WHICH HAVE BEEN REGISTERED
 UNDER THE SECURITIES ACT OF 1933, FOR ANY AND ALL 5.10% SENIOR NOTES DUE 2014,
              UNCONDITIONALLY GUARANTEED BY BERKSHIRE HATHAWAY INC.

Instructions from Beneficial Owner

      The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus and the related Letter of Transmittal in connection with the offer by the Company to exchange the Exchange Notes for Outstanding Notes.

      This will instruct you to tender the principal amount of Outstanding Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.

      The undersigned represents that (i) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of the undersigned's business, (ii) the undersigned is not engaging, does not intend to engage, and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes, (iii) the undersigned is not an "affiliate," as defined under Rule 405 of the Securities Act, of the Company and
(iv) the undersigned is not acting on behalf of any person or entity that could not truthfully make these statements. If the undersigned is a broker-dealer, it acknowledges that it will deliver a copy of the Prospectus in connection with any resale of the Exchange Notes.

                                                         Sign Here

                                           _____________________________________
                                                        Signatures(s)

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Securities which are to be tendered:

Tender all of the Outstanding Notes

     Aggregate Principal Amount*

 [ ] Outstanding Notes ____________

______________________________________
        Name(s) (Please Print)

______________________________________
            Address

______________________________________
            Zip Code

______________________________________
   Area Code and Telephone No.

Dated:__________________, 200[_]

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* Unless otherwise indicated, it will be assumed that all of the Outstanding
Notes listed are to be tendered.

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